As filed with the Securities and Exchange Commission on May 3, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIN TV Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	4833	13-3581627
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Four Richmond Square, Suite 200

Providence, Rhode Island 02906
(401) 454-2880
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Gary R. Chapman

Chief Executive Officer
Four Richmond Square, Suite 200
Providence, Rhode Island 02906
(401) 454-2880
(Name, address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copies to:

Rod D. Miller Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000	Michael A. Becker Cahill Gordon & Reindel 80 Pine Street New York, New York 10005 (212) 701-3000

      Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☑     333-83068

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

	Amount		Proposed Maximum
Title of Each Class of	to be	Proposed Maximum	Aggregate	Amount of
Securities to be Registered	Registered	Price Per Unit	Offering Price	Registration Fee

Class A Common Stock, par value $.01 per share	2,702,500	$22.00	$59,455,000	$5,470

SIGNATURES
EX-5.1 Opinion/Consent of Weil, Gotshal & Manges
EX-23.2 Consent of PricewaterhouseCoopers LLP
EX-23.3 Consent of Arthur Andersen LLP

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXPLANATORY NOTE

      This Registration Statement on Form S-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-83068), filed by LIN TV Corp., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) on February 20, 2002, as amended by (i) Amendment No. 1 to Registration Statement on Form S-1 filed by the Company on April 3, 2002, (ii) Amendment No. 2 to Registration Statement on Form S-1 filed by the Company on April 12, 2002, (iii) Amendment No. 3 to Registration Statement on Form S-1 filed by the Company on April 22, 2002, and (iv) Amendment No. 4 to Registration Statement on Form S-1 filed by the Company on May 2, 2002, (as amended, the “Registration Statement”), which was declared effective by the Commission on May 2, 2002, is incorporated herein by reference.

Item 16. Exhibits and Financial Statement Schedules

      (a)     Exhibits.

Exhibit
Number	Description

1.1†	Form of Underwriting Agreement
5.1*	Opinion of Weil, Gotshal & Manges LLP
23.1*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Arthur Andersen LLP
24.1††	Powers of Attorney (included on signature page)

†	Incorporated by reference to Amendment No. 4 to the Registration Statement filed on May 2, 2002.

††	Incorporated by reference to the Registration Statement filed on February 20, 2002.

*	Filed as an exhibit herewith.

      (b) Financial Statement Schedules.

      None.

II-1

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island on May 3, 2002.

LIN TV CORP.

/s/ WILLIAM A. CUNNINGHAM

William A. Cunningham
Vice President and Controller

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

* Gary R. Chapman		Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 3, 2002

* Paul Karpowicz		Vice President of Television and Director (Principal Operating Officer)	May 3, 2002

/s/ WILLIAM A. CUNNINGHAM William A. Cunningham		Vice President and Controller (Principal Accounting Officer)	May 3, 2002

* Deborah R. Jacobson		Vice President of Corporate Development and Treasurer (Principal Financial Officer)	May 3, 2002

* Randall S. Fojtasek		Director	May 3, 2002

* Royal W. Carson, III		Director	May 3, 2002

*By:	/s/ WILLIAM A. CUNNINGHAM William A. Cunningham Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1†	Form of Underwriting Agreement
5.1*	Opinion of Weil, Gotshal & Manges LLP
23.1*	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Arthur Andersen LLP
24.1††	Powers of Attorney (included on signature page)

†	Incorporated by reference to Amendment No. 4 to the Registration Statement filed on May 2, 2002.

††	Incorporated by reference to the Registration Statement filed on February 20, 2002.

*	Filed as an exhibit herewith.